UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2004

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 W. El Camino Real Mountain View, CA 94040 (Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Item 9.	Regulation FD Disclosure

On August 17, 2004, during remarks made at investor and securities analyst presentations, Pharsight Corporation’s President and Chief Executive Officer Shawn M. O’Connor indicated that, during the Company’s fiscal year ended March 31, 2004, the average contract size in the Company’s strategic consulting business was approximately $300,000.

This information is not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing made pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. This information is not intended to constitute a representation that such furnishing is required by Regulation FD or that the information it contains includes material information that is not otherwise publicly available.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By: /s/ Shawn M. O’Connor

Shawn M. O’Connor

President and Chief Executive Officer

Date: August 18, 2004